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                                                                    EXHIBIT 23.2


                       CONSENT OF PANNELL KERR FORSTER PC


     We hereby consent to the inclusion in the Registration Statement on Form S-3 of JAKKS Pacific, Inc. of our report dated February 12, 1997 on our audit of the combined financial statements of Road Champs, Inc. and Subsidiary and Die Cast Associates, Inc. as of December 31, 1996 and December 31, 1995 and for the years then ended.

           We also hereby consent to the reference to our firm as "Experts" in the Registration Statement.


                                        PANNELL KERR FORSTER PC


                                        /s/ PANNELL KERR FORSTER PC


New York, New York
March 26, 1998